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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-72138 of Met-Coil Systems Corporation of Form S-8 of our report dated June 26, 1999, appearing in this Annual Report on Form 11-K of Met-Coil Retirement Plan for the year ended December 31, 1998.



/s/ MCGLADREY & PULLEN, LLP

Cedar Rapids, Iowa
June 24, 1999